UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2013

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

Sonus Networks, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 12, 2013 to consider and vote upon the matters listed below.  The proposals are described in detail in the Company’s definitive Proxy Statement, which was filed with the United States Securities and Exchange Commission on April 25, 2013 (the “Proxy Statement”).  The final voting results from the Annual Meeting are set forth below.

(1)           The stockholders elected each of the eight nominees to the Board of Directors of the Company to hold office until the 2014 annual meeting of stockholders by a plurality of votes cast:

Director	For	Withhold Authority	Broker Non-Votes
James K. Brewington	137,549,582	5,133,516	59,572,966
John P. Cunningham	137,693,792	4,989,306	59,572,966
Raymond P. Dolan	137,629,290	5,053,808	59,572,966
Beatriz V. Infante	112,161,087	30,522,011	59,572,966
Howard E. Janzen	137,465,992	5,217,106	59,572,966
John A. Schofield	110,275,027	32,408,071	59,572,966
Scott E. Schubert	137,517,669	5,165,429	59,572,966
H. Brian Thompson	109,589,231	33,093,867	59,572,966

(2)           By the following vote, the stockholders approved the amendment to the Sonus Networks, Inc. 2007 Stock Incentive Plan, as amended:

For	134,635,941

Against	6,283,152

Abstain	1,764,005

Broker Non-Votes	59,572,966

(3)           By the following vote, the stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	198,870,050

Against	2,492,671

Abstain	893,343

(4)           By the following vote, the stockholders did not approve an advisory vote concerning the compensation paid to the Company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement:

For	69,974,140

Against	70,892,457

Abstain	1,816,501

Broker Non-Votes	59,572,966

The Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions relating to the compensation paid to its named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013	SONUS NETWORKS, INC.

	By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary